As filed with the U.S. Securities and Exchange Commission on December 7, 2018

Registration No. 333-191535

Registration No. 333-173211

Registration No. 333-169287

Registration No. 333-153444

Registration No. 333-122172

Registration No. 333-61925

Registration No. 333-38912

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-191535

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-173211

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-169287

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-153444

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-122172

POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-8 REGISTRATION STATEMENT NO. 333-61925

POST-EFFECTIVE AMENDMENT NO. 5 TO FORM S-8 REGISTRATION STATEMENT NO. 333-38912

Under

the Securities Act of 1933

Forest City Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	47-4113168
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

127 Public Square Suite 3200, Cleveland, Ohio	44114
(Address of principal executive offices)	(zip code)

Forest City Realty Trust, Inc. 1994 Stock Plan

Forest City Employer, LLC 401(k) Employee Savings Plan & Trust I

Forest City Realty Trust, Inc. Deferred Compensation Plan for Nonemployee Directors

Forest City Realty Trust, Inc. 2005 Deferred Compensation Plan for Nonemployee Directors

(Full titles of the plans)

Ketan K. Patel

127 Public Square, Suite 3200

Cleveland, Ohio 44114

(Name and address of agent for service)

(216) 621-6060

(Telephone number, including area code, of agent for service)

With a copy to:

Michael J. Zeidel

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

(212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE — DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the following Registration Statements of Forest City Enterprises, Inc., an Ohio corporation (the “Original Registrant”), on Form S-8 (collectively, the “Registration Statements”), which Registration Statements were subsequently adopted by Forest City Realty Trust, Inc., a Maryland corporation (the “Successor Registrant”):

•

Registration Statement No. 333-191535, filed with the Securities and Exchange Commission (the “Commission”) by the Original Registrant on October 2, 2013, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8 filed with the Commission by the Successor Registrant on January 4, 2016, registering the offer and sale of 5,000,000 shares of Class A common stock, par value $0.01 per share, of the Registrant (“Common Stock”) issuable pursuant to the Forest City Enterprises, Inc. 1994 Stock Plan (n/k/a the Forest City Realty Trust, Inc. 1994 Stock Plan) (the “1994 Stock Plan”).

•

Registration Statement No. 333-173211, filed with the Commission by the Original Registrant on March 31, 2011, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8 filed with the Commission by the Successor Registrant on January 4, 2016, registering the offer and sale of 750,000 shares of Common Stock issuable pursuant to the Forest City 401(k) Employee Savings Plan & Trust;

•

Registration Statement No. 333-169287, filed with the Commission by the Original Registrant on September 9, 2010, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8 filed with the Commission by the Successor Registrant on January 4, 2016, registering the offer and sale of 4,000,000 shares of Common Stock issuable pursuant to the 1994 Stock Plan;

•

Registration Statement No. 333-153444, filed with the Commission by the Original Registrant on September 11, 2008, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8 filed with the Commission by the Successor Registrant on January 4, 2016, registering the offer and sale of 1,000,000 shares of Common Stock issuable pursuant to the 1994 Stock Plan;

•

Registration Statement No. 333-122172, filed with the Commission by the Original Registrant on January 20, 2005, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8 filed with the Commission by the Original Registrant on May 3, 2007 and as amended by Post-Effective Amendment No. 2 to such Registration Statement on Form S-8 filed with the Commission by the Successor Registrant on January 4, 2016, registering the offer and sale of 2,500,000 shares of Common Stock issuable pursuant to the 1994 Stock Plan;

•

Registration Statement No. 333-61925, filed with the Commission by the Original Registrant on August 20, 1998, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8 filed with the Commission by the Original Registrant on January 20, 2005, as amended by Post-Effective Amendment No. 2 to such Registration Statement on Form S-8 filed with the Commission by the Original Registrant on January 25, 2005 and as amended by Post-Effective Amendment No. 3 to such Registration Statement on Form S-8 filed with the Commission by the Successor Registrant on January 4, 2016, registering the offer and sale of 2,250,000 shares of Common Stock issuable pursuant to the 1994 Stock Plan; and

•

Registration Statement No. 333-38912, filed with the Commission by the Original Registrant on June 9, 2000, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-8 filed with the Commission by the Original Registrant on January 20, 2005, as amended by Post-Effective Amendment No. 2 to such Registration Statement on Form S-8 filed with the Commission by the Original Registrant on June 11, 2009, as amended by Post-Effective Amendment No. 3 to such Registration Statement on Form S-8 filed with the Commission by the Original Registrant on December 10, 2010 and as amended by Post-Effective Amendment No. 4 to such Registration Statement on Form S-8 filed with the Commission by the Successor Registrant on January 4, 2016, registering the offer and sale of $550,000 of shares of Common Stock issuable pursuant to the Forest City Realty Trust, Inc. Deferred Compensation Plan for Nonemployee Directors and the Forest City Realty Trust, Inc. 2005 Deferred Compensation Plan for Nonemployee Directors.

On July 30, 2018, the Successor Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Successor Registrant, Antlia Holdings LLC, a Delaware limited liability company (“Parent”), and Antlia Merger Sub Inc., a Maryland corporation (“Merger Sub”). On December 7, 2018, pursuant to the Merger Agreement, following the filing of the Articles of Merger with the State Department of Assessments and Taxation of the State of Maryland (the “Effective Time”), Merger Sub merged with and into the Successor Registrant, with the Successor Registrant surviving as a wholly owned subsidiary of Parent (the “Merger”), and each share of Common Stock of the Successor Registrant issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent, in each case not held on behalf of third parties) was automatically canceled and converted into the right to receive an amount in cash equal to $25.35. In connection with the Merger, the Successor Registrant has terminated all offerings of the Successor Registrant’s securities pursuant to the Registration Statements.

In accordance with undertakings made by the Original Registrant in each of the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities registered pursuant to the Registration Statements that remain unsold at the termination of the offerings, the Successor Registrant hereby removes from registration all such securities registered but unsold under the Registration Statements, if any, as of the filing date of these Post-Effective Amendments. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Successor Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments to the Registration Statements on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, the State of Ohio, on this 7th day of December, 2018.

FOREST CITY REALTY TRUST, INC.

By:	/s/ Ketan Patel
Ketan Patel
General Counsel and Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.